Exhibit 10.1

BUSINESS FINANCING MODIFICATION AGREEMENT

This Business Financing Modification Agreement is entered into as of July 7, 2005, by and between AML Communications, Inc. (the “Borrower”) and Bridge Bank, National Association (“Lender”).

1.             DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Business Financing Agreement, dated July 8, 2004 by and between Borrower to Lender, as may be amended from time to time, (the “Business Financing Agreement”).  Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the “Indebtedness” and the Business Financing Agreement and any and all other documents executed by Borrower in favor of Lender shall be referred to as the “Existing Documents.”

2.             DESCRIPTION OF CHANGE IN TERMS.

A.            Modification(s) to Business Financing Agreement:

1)             The defined term “Termination Date” is hereby amended to read as follows:

“Termination Date” means the earlier of (a) August 7, 2005, or (b) the date on which Lender elects to terminate this Agreement pursuant to the terms herein.

2)             Section 2.3 is hereby amended in its entirety to read as follows:

2.3           Equipment Advances.  Subject to the terms and conditions of this Agreement, from the date of this Agreement through the earlier of August 7, 2005 or the Termination Date, Borrower may request Equipment Advances of up to an aggregate principal amount of $500,000 to finance the acquisition of Equipment.  Each Equipment Advance shall not exceed 100% of the invoice price of Equipment (which is not to including soft costs) approved by Lender from time to time.  On the last day of each month, Borrower shall pay Lender all accrued Finance Charges on all outstanding Equipment Advances during such month. Any Equipment Advances outstanding on the earlier of (i) August 7, 2005 or (ii) the date that Borrower has requested Equipment Advances in an aggregate principal amount of $500,000 (the “Term Out Date”) shall be payable in thirty-six (36) equal monthly installments of principal, plus all accrued Finance Charges, beginning the last day of the month after the Term Out Date (or on the Term Out Date if it is the last day of the month) and continuing on the same day of each month thereafter until all of the Equipment Advances have been repaid in full, provided, if this Agreement is terminated prior to all Equipment Advances are paid in full, all outstanding principal balance plus all accrued Finance Charges of Equipment Advances shall be due at the time of the termination. Once the Equipment Advances are termed out, the Finance Charge Percentage for Equipment Advances shall be fixed at such rate effective as of the Term Out Date. Equipment Advances may be prepaid, but may not be reborrowed.

3)             The first sentence of Section 15, entitled “Term and Termination” is hereby amended to read as follows:

“This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect until the Termination Date.”

4)             Lender hereby waives payment of the Facility Fee, which is due on the first anniversary of the date of this Agreement.

3.             CONSISTENT CHANGES.  The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4.             INTENTIONALLY OMITTED.

5.             NO DEFENSES OF BORROWER.  Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6.             CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents.  Except as expressly modified pursuant to this Business Financing Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect.  Lender’s agreement to modifications to the existing Indebtedness pursuant to this Business Financing Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness.  Nothing in this Business Financing Modification Agreement shall constitute a satisfaction of the Indebtedness.  It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing.  No maker, endorser, or guarantor will be released by virtue of this Business Financing Modification Agreement.  The terms of this paragraph apply not only to this Business Financing Modification Agreement, but also to any subsequent Business Financing modification agreements.

7.             INTENTIONALLY OMITTED.

8.             COUNTERSIGNATURE.  This Business Financing Modification Agreement shall become effective only when executed by Lender and Borrower.

BORROWER:		LENDER:

AML COMMUNICATIONS, INC.		BRIDGE BANK, NATIONAL ASSOCIATION

By:	/s/ Jacob Inbar	By:	/s/ Lee Shodiss
Name:	Jacob Inbar	Name:	Lee Shodiss
Title:	CEO & President	Title:	Senior VP